Exhibit 99.2

June 13, 2017

GenMark Diagnostics Prices Upsized Public Offering of Common Stock

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (NASDAQ: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced the upsizing and pricing of its previously announced underwritten public offering of 6,382,978 shares of its common stock at a public offering price of $11.75 per share. The gross proceeds to GenMark, before deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $75.0 million. The offering is expected to close on or about June 19, 2017, subject to customary closing conditions.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering. William Blair, Cowen and Raymond James are acting as co-managers. GenMark has granted the underwriters a 30-day option to purchase up to an additional 957,446 shares at the public offering price, less underwriting discounts and commissions.

GenMark intends to use the net proceeds from this offering for general corporate purposes and to fund its commercialization efforts.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 18, 2016. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204), or by email at prospectus-eq_fi@jpmchase.com, or BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT GENMARK

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT- 8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex®: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections. For more information, visit www.genmarkdx.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about GenMark Diagnostics, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding its capital raising efforts, including the closing of the public offering, the underwriters’ exercise of their option to purchase additional shares and the Company’s intended use of proceeds. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to: the Company’s history of operating losses, the Company’s ability to successfully commercialize its products, inherent risk and uncertainty in the protection of intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for the Company’s products, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

GenMark Diagnostics, Inc.

Hany Massarany

President & Chief Executive Officer

760-448-4358

Source: GenMark Diagnostics, Inc.